                                                                    EXHIBIT (11)
                            SONOCO PRODUCTS COMPANY
                 COMPUTATION OF EARNINGS PER SHARE* (UNAUDITED)
                    (Dollars in thousands, except per share)


                                                             Three Months Ended                Nine Months Ended
                                                       -----------------------------    -----------------------------
                                                         October 2,      October 3,        October 2,      October 3,
                                                           1994            1993              1994            1993
                                                       ------------    -------------    -------------   --------------
Primary earnings
- - ----------------
  Net income available to common shareholders          $     30,568     $     28,504     $     87,621     $     87,220
                                                       ============     ============     ============     ============

Common shares:
  Weighted average number
    of shares outstanding                                87,099,497       87,289,326       87,099,497       87,289,326

  Assuming exercise of options reduced by the
    number of shares which could have been
    purchased (at average price) with proceeds
    from exercise of such options                           872,387          769,606          885,593          886,463
                                                       ------------     ------------     ------------     ------------

  Weighted average number of shares
    outstanding as adjusted                              87,971,884       88,058,932       87,985,090       88,175,789
                                                       ============     ============     ============     ============

Primary earnings per common share                      $       0.35     $       0.32     $       1.00     $       0.99
                                                       ============     ============     ============     ============


Assuming full dilution
- - ----------------------
  Net income available to common shareholders          $     30,568     $     28,504     $     87,621     $     87,220
                                                       ============     ============     ============     ============

Common shares:
  Weighted average number of
    shares outstanding                                   87,099,497       87,289,326       87,099,497       87,289,326


Assuming exercise of options reduced by the
    number of shares which could have been
    purchased (at the higher of end-of-period
    price or average) with proceeds from
    exercise of such options                              1,067,274          769,606        1,067,274          886,463
                                                       ------------     ------------     ------------     ------------

Weighted average number of shares
    outstanding as adjusted                              88,166,771       88,058,932       88,166,771       88,175,789
                                                       ============     ============     ============     ============

  Earnings per common share assuming
    full dilution                                      $       0.35     $       0.32     $       0.99     $       0.99
                                                       ============     ============     ============     ============



(A) The Company issued 3,450,000 shares of Series A Cumulative Convertible Preferred Stock in October 1993. The convertible preferred stock and the related dividend had an anti-dilutive effect on earnings per share in 1994 and are therefore excluded from the above computation.

* This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.





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